EXHIBIT 24.2

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John R. Stoller, Bruce E. Robinson and Vincent J. Frees, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $1 billion aggregate initial offering price of the securities of Pulte Homes, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 26th day of April, 2002 by the following persons:

/s/ Michael A. O’Brien Michael A. O’Brien	/s/ William E. Shannon William E. Shannon

/s/ Harmon D. Smith Harmon D. Smith	/s/ John R. Stoller John R. Stoller

/s/ Charles H. Hathaway Charles H. Hathaway	/s/ Gregory M. Nelson Gregory M. Nelson

/s/ Bruce E. Robinson Bruce E. Robinson	/s/ John H. Gleason John H. Gleason

/s/ Donald J. Dykstra Donald J. Dykstra	/s/ Curtis K. Ring Curtis K. Ring

/s/ Glen T. Trotta Glen T. Trotta	/s/ Jeffrey A. Croft Jeffrey A. Croft

/s/ John S. Gallagher John S. Gallagher	/s/ Steven C. Petruska Steven C. Petruska

/s/ Robert J. Halso Robert J. Halso	/s/ James R. McCabe James R. McCabe

/s/ William E. Reiser, Jr. William E. Reiser, Jr.	/s/ James Rorison James Rorison

/s/ Tamara Gross Tamara Gross	/s/ Peter Keane Peter Keane

/s/ Jeffery Parsigian Jeffery Parsigian	/s/ Robert Schafer Robert Schafer

/s/ Thomas J. Standke Thomas J. Standke	/s/ Jeffrey Parks Jeffrey Parks

/s/ William E. Weber William E. Weber	/s/ Gregory C. Williams Gregory C. Williams

/s/ Norman B. White Norman B. White	/s/ Howard A. Fingeroot Howard A. Fingeroot

/s/ Kenneth Simons Kenneth Simons	/s/ Richard Heuser Richard Heuser